Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 12, 2012, with respect to the consolidated financial statements included in the Annual Report of Books-A-Million, Inc. on Form 10-K for the year ended January 28, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Books-A-Million, Inc. on Forms S-8 (File No. 333-173729, effective April 26, 2011; File No. 333-167134, effective May 27, 2010; File No. 333-167133 effective 167133, May 27, 2010; File No. 333-151694, effective June 17, 2008; File No. 333-135719, effective July 12, 2006; File No. 333-126008, effective June 21, 2005; File No. 333-116831, effective June 24, 2004; File No. 333-84822, effective March 22, 2002; File No. 333-34384, effective April 7, 2000; File No. 333-58619, effective July 7, 1998; File No. 33-86980, effective December 1, 1994 and File No. 33-72812 effective December 10, 1993).

/s/ GRANT THORNTON LLP

Atlanta, Georgia

April 19, 2013